                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-7350, 33-8418, 33-35561, 33-36092, 33-40275,
33-56417, 33-56411, 33-56413 and 333-16701) of Dreyer's Grand Ice Cream, Inc. of
our report dated February 19, 1998 appearing in the 1997 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of this Form 10-K. We also consent to the incorporation by reference of our report dated April 9, 1996 relating to the consolidated financial statements of M-K-D Distributors, Inc. appearing on page 19 of this Form 10-K.

PRICE WATERHOUSE LLP

San Francisco, California
March 27, 1998